This is the re-filing of a Form 8-A12B filing made on January 11, 2001 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                          STRUCTURED PRODUCTS CORP.
                          -------------------------

            (Exact name of registrant as specified in its charter)

                Delaware                               13-3692801
---------------------------------------- ---------------------------------------
(State of incorporation or organization)    (IRS Employer Identification No.)


          390 Greenwich Street
           New York, New York                             10013
---------------------------------------- ---------------------------------------
(Address of principal executive offices)               (Zip Code)



If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A. (c), please to General Instruction A. (d), please
check the following box. [x]             check the following box. [ ]

---------------------------------------- ---------------------------------------

      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------
       1,200,000 Credit-Enhanced
   Corporate-Backed Trust Securities
 (Credit-Enhanced CorTS(R)) Certificates,
 with a principal amount of $30,000,000
          (the "Certificates")                   New York Stock Exchange
----------------------------------------  --------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                                     ----

EX-99.1 SERIES SUPPLEMENT 2000-1

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated December 15, 2000, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

          1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws,  as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

          4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

          5. Form of the Prospectus Supplement dated December 15, 2000 which was filed with the Securities and Exchange Commission on January 4, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          6. Form of CorTS(R)Supplement 2000-1, dated as of December 15, 2000, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange Commission for Structured Products Corp., on January 11, 2001, and is incorporated herein by reference.



                   [Balance of page left intentionally blank]

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                         STRUCTURED PRODUCTS CORP.
Date: January 10, 2001


                                         By:  /s/ Matthew R. Mayers
                                           -------------------------------------
                                           Authorized Signatory